NORTHERN LIGHTS FUND TRUST

AMENDED AND RESTATED

RULE 18f-3 MULTIPLE CLASS PLAN

This Multiple Class Plan (the “Plan”) is adopted in accordance with Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Act”), by Northern Lights Fund Trust (the “Trust”) on behalf of each series of the Trust that has multiple classes of shares (each a “Fund”).  A majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act), having determined that the Plan is in the best interests of the shareholders of each class of each Fund and the shareholders of the Trust as a whole, have approved the Plan.

The provisions of the Plan are:

1.

General Description of Classes.  Each class of shares of a Fund shall represent interests in the same portfolio of investments of such Fund, shall have no exchange privileges or conversion features within that Fund unless an exchange or conversion feature is described in the Fund’s Prospectus, and shall be identical in all respects, except that, as provided for in such Fund’s Prospectus, each class shall differ with respect to:  (i) Rule 12b-1 Plans that may be adopted with respect to the class; (ii) distribution and related services and expenses; (iii) differences relating to sales loads, purchase minimums, eligible investors and exchange privileges; and (iv) the designation of each class of shares.  The classes of shares designated by each Fund are set forth in Exhibit A.

2.

Allocation of Income and Class Expenses.

a.

Each class of shares shall have the same rights, preferences, voting powers, restrictions and limitations, except as follows:

(i)

expenses related to the distribution of a class of shares or to the services provided to shareholders of a class of shares shall be borne solely by such class;

(ii)

the following expenses attributable to the shares of a particular class  will be borne solely by the class to which they are attributable:

(a)

asset-based distribution, account maintenance and shareholder service fees;

(b)

extraordinary non-recurring expenses including litigation and other legal expenses relating to a particular class; and

(c)

such other expenses as the Trustees determine were incurred by a specific class and are appropriately paid by that class.

(iii)

Income, realized and unrealized capital gains and losses, and expenses that are not allocated to a specific class pursuant to this Section , shall be allocated to each class of a Fund on the basis of the net asset value of that class in relation to the net asset value of the Fund.

b.

Investment advisory fees, custodial fees, and other expenses relating to the management of a Fund’s assets shall not be allocated on a class-specific basis.

3.

Voting Rights.  Each class of shares will have exclusive voting rights with respect to matters that exclusively affect such class and separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

4.

Exchanges.  Shares of a Fund may be exchanged without payment of any exchange fee for shares of another Fund of the same class at their respective net asset values, provided said Funds are advised by the same adviser.

5.

Class Designation.  Subject to the approval by the Trustees of the Trust, each Fund may alter the nomenclature for the designations of one or more of its classes of shares.

6.

Additional Information.  This Plan is qualified by and subject to the terms of each Fund’s then current Prospectus for the applicable class of shares of the Fund; provided, however, that none of the terms set forth in any such Prospectus shall be inconsistent with the terms of this Plan.  Each Fund’s Prospectus contains additional information about each class of shares of such Fund and any multiple class structure of such Fund.

7.

Effective Date.  This Plan is effective on September 24, 2009, provided that this Plan shall not become effective with respect to a Fund or a class of shares of a Fund unless first approved by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act).  This Plan may be terminated or amended at any time with respect to a Fund or a class of shares thereof by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Act).

8.

Miscellaneous.  Any reference in this Plan to information in a Fund’s Prospectus shall mean information in such Fund’s Prospectus, as the same may be amended or supplemented from time to time, or in such Fund’s Statement of Additional Information, as the same may be amended or supplemented from time to time.

APPENDIX A

Funds and Classes as of September 22, 2011

Fund / Fund Family	Share Classes	Share Class Features(1)
		12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
7TWELVE BALANCED FUND*	A	✓	✓
I
13D ACTIVIST FUND*	A	✓	✓	✓
	C	✓
I
ADAPTIVE ALLOCATION FUND	A	✓	✓
	C	✓
ALTEGRIS GLOBAL MACRO STRATEGY FUND*	A	✓	✓	✓
	C	✓
I
	N	✓
	W	✓
ALTEGRIS FUTURES EVOLUTION STRATEGY FUND*	A	✓	✓	✓
	C	✓
I
	N	✓
Y
ALTEGRIS MANAGED FUTURES STRATEGY FUND	A	✓	✓	✓
	C	✓
I
ALTRIUS SMALL CAP VALUE FUND*	A	✓	✓	✓
	C	✓
	I	✓
ARROW FUNDS Arrow DWA Tactical Fund Arrow DWA Balanced Fund Arrow Alternative Solutions Fund Arrow DWA Systematic RS Fund* Arrow Managed Futures Trends Fund Arrow Commodity Fund*	A	✓	✓	✓
	C	✓
ASCENDANT FUNDS* Ascendant Balanced Fund Ascendant Natural Resources Fund Ascendant MultiCap Equity Fund Ascendant Patriot Fund	A	✓	✓	✓
	C	✓
I
ASTOR ACTIVE INCOME ETF FUND*	A	✓
	B	✓		✓
	C	✓
I
	R	✓
ASTOR LONG/SHORT ETF FUND	A	✓
	B	✓		✓
I
	C	✓
	R	✓
ASTOR STYLE PREFERRED GROWTH ETF FUND*	A	✓
	B	✓		✓
	C	✓
I
	R	✓
AUTOPILOT MANAGED GROWTH FUND	C	✓
	INVESTOR	✓
AVANT GOLD COIN STRATEGY FUND	A	✓	✓
	C	✓
I
BANDON ISOLATED ALPHA FIXED INCOME FUND	A	✓	✓
	C	✓
	R	✓
I
BEECH HILL TOTAL RETURN FUND	A	✓	✓	✓
	C	✓
BIONDO FUNDS Biondo Focus Fund Biondo Growth Fund	INVESTOR	✓	✓
	C	✓
BISHOP VOLATILITY FLEX FUND	A	✓	✓	✓
	C	✓
I
BTS BOND ASSET ALLOCATION FUND	A	✓	✓	✓
	C	✓
CIFG FUNDS CIFG All Weather Fund CIFG Strategic Opportunity Fund	A	✓	✓
I
CMG ABSOLUTE RETURN STRATEGIES FUND	A	✓	✓
	C	✓
I
CMG TACTICAL EQUITY STRATEGY FUND	A	✓	✓
	I	✓
CWC AGGRESSIVE VALUE SMALL CAP FUND*	RETAIL	✓
INSTITUTIONAL
Share Class Features(1)
Fund / Fund Family	Share Classes	12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
EAS FUNDS EAS Genesis Fund EAS Global Cycle Fund	A	✓	✓
	C	✓
I
EM CAPITAL INDIA GATEWAY FUND	A	✓	✓	✓
	C	✓
I
GOLD BULLION TRACKING FUND	A	✓	✓
	C	✓
I
GPS MULTIPLE STRATEGY EQUITY FUND	A	✓		✓
INVESTOR
GRANT PARK MANAGED FUTURES STRATEGY FUND	A	✓		✓
	C	✓
I
	N	✓
	W	✓
INCLINE CAPITAL TREND FOLLOWING FUND	A	✓	✓
	C	✓
I
INVESTMENT PARTNERS OPPORTUNITIES FUND	A	✓	✓	✓
	C	✓
IRON HORSE FUND*	A	✓	✓	✓
I
KCM MACRO TRENDS FUND	R-1	✓
	R-2	✓
LACERTE GUARDIAN FUND	I
	A	✓	✓
LEADER FUNDS Leader Short-Term Bond Fund Leader Total Return Fund	INVESTOR	✓
INSTITUTIONAL
	A	✓	✓
MOSAIC MANAGED FUTURES SYRATEGY FUND*	A	✓	✓	✓
	C	✓
I
MUTUALHEDGE FUNDS MutualHedge Equity Long-Short Legends Fund* MutualHedge Event Driven Legends Fund* MutualHedge Frontier Legends Fund	A	✓	✓
	C	✓
I
NAVIGATOR ALL EQUITIES HEDGED FUND	A	✓
	C	✓
I

PACIFIC FINANICAL FUNDS

Pacific Financial Core Equity Fund

Pacific Financial Explorer Fund

Pacific Financial International Fund

Pacific Financial Strategic Conservative Fund

Pacific Financial Tactical Fund

	INVESTOR	✓
	INSTITUTIONAL	✓
Share Class Features(1)
Fund / Fund Family	12b-1 Plan(2)	12b-1 Plan(2)	Front-End Sales Charge(3)	Contingent Deferred Sales Charge(3)
POWER INCOME FUND	A	✓	✓
	C*	✓
I
PRINCETON FUTURES STRATEGY FUND	A	✓	✓
	C	✓
I
PRINCETON EAGLE MLP TOTAL RETURN FUND	A	✓	✓
I
PSI FUNDS PSI Market Neutral Fund PSI Total Return Fund PSI Strategic Growth Fund PSI Tactical Growth Fund	A	✓	✓	✓
QUANTITATIVE MANAGED FUTURES STRATEGY FUND*	A	✓	✓	✓
	C	✓
I

RADY FUNDS

Rady Small Cap Value Fund

Rady Tactical Long/Short Fund

Rady Bear Fund

Rady Commodity Equity Fund

Rady Monthly High Income Fund

Rady Multi-Strategy Alternative Fund

Rady Growth and Income Fund

	C	✓
I
	A	✓	✓	✓
RAM RISK MANANGED GROWTH FUND	C	✓
I
	A	✓	✓	✓
RISK PARADIGM FUNDS Diversified Risk Parity Fund RPG Premier Emerging Market Sector Fund*	A	✓	✓	✓
	C	✓
I
SCA FUNDS* SCA Absolute Return Fund SCA Directional Fund	A	✓	✓	✓
	INVESTOR	✓
Sierra Core Retirement Fund	C	✓
	I	✓
	A	✓	✓
R
Sierra Strategic Income Fund*	C	✓
	I	✓
	A	✓	✓	✓
	R	✓
	Y	✓
STRATEGIC INVESTING LONG/SHORT FUND	C	✓
	I	✓
R
	NO-LOAD	✓
SOUTHERNSUN SMALL CAP CORE FUND	C	✓
INSTITUTIONAL
	INVESTOR	✓
SOUTHERNSUN U.S. EQUITY FUND	INSTITUTIONAL
	INVESTOR	✓
TATRO CAPITAL TACTICAL APPRECIATION FUND	INSTITUTIONAL
	A	✓	✓	✓
THE FX STRATEGY FUND	C	✓
I
	INVESTOR	✓
	A	✓	✓	✓
THE GIRALDA FUND	A	✓		✓
I
MANAGER
THE LONG SHORT FUND	C	✓
I
	A	✓	✓	✓
THE WINCH FUND	A	✓		✓
	C	✓
	INVESTOR	✓
TRIEX TACTICAL LONG/SHORT FUND	A	✓	✓	✓
	INVESTOR	✓
I
WADE CORE DESTINATION FUND	C	✓
I
	C*	✓
WINTRUST FUNDS Wintrust Capital Small Cap Fund	INVESTOR
	A	✓	✓	✓
Wintrust Capital Disciplined Equity Fund	I
	A	✓	✓	✓
ZEO STRATEGIC INCOME FUND	A	✓	✓	✓
I

(1) The features and expenses of each share class are described in further detail in the respective Fund’s Prospectus.

(2) The distribution and shareholder servicing expenses of a share class are provided for in the Fund’s respective 12b-1 Plan.

(3) The sales charges associated with a share class are described further in the respective Fund’s Prospectus.

* Fund or share class has not commenced operations as of the date listed below.

IN WITNESS WHEREOF, the Trust has executed this amended Multi-Class Plan as of the 14th   day of December, 2011.

NORTHERN LIGHTS FUND TRUST

By:  /s/ Andrew Rogers

Andrew Rogers, President